UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	August 25, 2005

The Liberty Corporation

(Exact name of Registrant as Specified in Charter)

South Carolina	1-05846	57-0507055

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 South Main Street, Greenville, SC	29601

(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(864) 241-5400

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c)

Item 1.01. Entry into a Material Definitive Agreement

     On August 25, 2005, The Liberty Corporation, a South Carolina corporation (“Liberty”), Raycom Media, Inc., a Delaware corporation (“Raycom”), and RL123, Inc., a Delaware corporation and a wholly owned subsidiary of Raycom (“Merger Subsidiary”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Subsidiary will merge with and into Liberty (the “Merger”), with Liberty continuing as the surviving corporation. In connection with the Merger Agreement, certain shareholders of Liberty holding approximately 20% of Liberty’s outstanding common stock have entered into voting agreements with Raycom and Merger Subsidiary pursuant to which such shareholders have agreed to vote in favor of the transactions contemplated by the Merger Agreement.

     Immediately prior to the execution of the Merger Agreement, Liberty and American Stock Transfer & Trust Company entered into an amendment (the “Rights Agreement Amendment”) to the Rights Agreement dated as of August 7, 1990 (as amended as of June 1, 1999, May 2, 2000 and June 20, 2000, the “Rights Agreement”).

The Merger Agreement

     At the effective time and as a result of the Merger, (i) Liberty will become a wholly owned subsidiary of Raycom and (ii) each share of Liberty common stock that is outstanding at the effective time of the Merger will be converted into the right to receive $47.35 in cash (the “Merger Consideration”) . Each outstanding share of restricted stock granted under Liberty’s Incentive Compensation Program will become fully vested and converted into the right to receive the Merger Consideration, and each outstanding option to purchase Liberty’s common stock will be converted into the right to receive a cash amount equal to the Merger Consideration less the exercise price for such option.

     Liberty has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants (i) to conduct its business in the ordinary course consistent with past practice between the execution of the Merger Agreement and consummation of the Merger, (ii) not to engage in certain kinds of transactions during such period, (iii) to cause its shareholder meeting to be held to consider approval of the Merger Agreement and the Merger and (iv) subject to certain exceptions, for its board of directors to recommend approval and adoption by its stockholders of the Merger Agreement and the Merger. In addition, Liberty made certain additional customary covenants, including among others, covenants not to: (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions or negotiations concerning or provide confidential information in connection with alternative business combination transactions.

     Consummation of the Merger is subject to customary conditions, including (i) approval of Liberty’s shareholders, (ii) approval of the Federal Communications Commission, (iii) expiration or termination of the applicable Hart-Scott-Rodino waiting period, (iv) absence of any law or order prohibiting the closing, (v) subject to certain specified exceptions, the absence of any material adverse effect with respect to Liberty’s business and (vi) receipt of consents from certain third parties.

     The Merger Agreement contains certain termination rights for both Liberty and Raycom and further provides that, upon termination of the Merger Agreement under specified circumstances, Liberty may be required to pay Raycom a termination fee of $29.35 million.

     The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference.

     The Merger Agreement contains representations and warranties of Liberty, Raycom and Merger Subsidiary that they have made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract among Liberty, Raycom and Merger Subsidiary and may be subject to important qualifications and limitations agreed by and among them in connection with negotiating the terms of the Merger Agreement. Moreover, certain representations and warranties may not be accurate or complete as of any specified date, because, among other reasons, they are subject to a contractual standard of materiality different from those generally applicable to stockholders or were used for the purpose of allocating risk among the parties thereto rather than establishing matters as facts. For the foregoing reasons, no person should rely on these representations and warranties as statements of factual information in the Merger Agreement.

The Rights Agreement

     Prior to execution of the Merger Agreement, Liberty amended its Rights Agreement on August 25, 2005 to permit execution of the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement and the voting agreements referred to above, without triggering the separation or exercise of the stockholder rights or any adverse event under the Rights Agreement. In particular, neither Raycom, Merger Subsidiary nor any of their affiliates or associates shall be deemed to be an Acquiring Person (as defined in the Rights Agreement) solely by virtue of the execution and delivery of the Merger Agreement or the voting agreements or the consummation of the transactions contemplated thereby.

     The foregoing description of the Rights Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement Amendment, which is filed as Exhibit 10.1 hereto, and is incorporated into this report by reference.

Additional Information

     Forward-Looking Statement

     The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information contained herein or in any other written or oral statements made by, or on behalf of Liberty, is or may be viewed as forward-looking. The words "expect," "believe," "anticipate" or similar expressions identify forward-looking statements. Although Liberty has used appropriate care in developing any such forward-looking information, forward-looking information involves risks and uncertainties that could significantly impact actual results. These risks and uncertainties include, but are not limited to, the following: the failure to obtain Liberty shareholder approval of the merger or the failure to obtain regulatory approvals or satisfy the other conditions to the merger; the termination of the merger agreement prior to the closing; the merger may not close in the expected timeframe; changes in national and local markets for television advertising; changes in general economic conditions, including the performance of financial markets and interest rates; competitive, regulatory, or tax changes that affect the cost of or demand for Liberty’s products; and adverse litigation results. Liberty undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments, or otherwise.

     Additional Information and Where to Find It

     In connection with the proposed merger, Liberty will file a proxy statement with the U.S. Securities and Exchange Commission. INVESTORS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors may obtain a free copy of the proxy statement (when available) and other documents filed by Liberty with the SEC at the SEC's web site at http://www.sec.gov. Free copies of the proxy statement, once available, and Liberty’s other filings with the SEC may also be obtained from Liberty. Free copies of Liberty’s filings may be obtained by directing a request to The Liberty Corporation, 135 South Main Street. Greenville, South Carolina 29601.

     Participants in the Solicitation

     Liberty, Raycom and their respective directors, executive officers and other members of their management and employees may be deemed to be soliciting proxies from Liberty’s shareholders in favor of the merger. Information concerning persons who may be considered participants in the solicitation of Liberty’s shareholders under the rules of the SEC is set forth in the Proxy Statement filed by Liberty with the SEC on March 28, 2005.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits

2.1.	Agreement and Plan of Merger dated as of August 25, 2005 among The Liberty Corporation, Raycom Media, Inc. and RL123, Inc.
10.1.	Amendment No. 4 to the Rights Agreement dated as of August 7, 1990 and amended June 1, 1999, May 2, 2000 and June 20, 2000, entered into as of August 25, 2005, between The Liberty Corporation and American Stock Transfer & Trust Company.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LIBERTY CORPORATION

August 26, 2005	By: /s/ Martha Williams

Name: Martha Williams
Title: Vice President and General Counsel